UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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NuStar GP Holdings, LLC

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NOTICE OF 2009 ANNUAL MEETING OF UNITHOLDERS

The Board of Directors has determined that the 2009 Annual Meeting of Unitholders of NuStar GP Holdings, LLC will be held on Thursday, April 30, 2009 at 1:00 p.m., Central Time, at the Westin La Cantera Resort located at 16641 La Cantera Parkway, San Antonio, TX 78256, for the following purposes:

(1)	Elect one Class III directors to serve until the 2012 Annual Meeting or until his successor is elected and has been qualified;

(2)	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2009; and

(3)	Transact any other business properly brought before the meeting.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. Accordingly, on or about March 19, 2009, we are mailing to many of our unitholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access the proxy statement and Annual Report on Form 10-K for the year ended December 31, 2008 over the Internet and how to vote online (www.proxyvote.com). The Notice also contains instructions on how to request a paper copy of our proxy materials. All unitholders who did not receive a Notice or who have not enrolled in electronic delivery will receive a paper copy of the proxy materials by mail. We believe that this new process should expedite unitholders’ receipt of proxy materials, lower the costs of our annual meeting and help to conserve natural resources.

By order of the board of directors,

Amy L. Perry
Assistant General Counsel and
Corporate Secretary

NuStar GP Holdings, LLC

2330 North Loop 1604 West

San Antonio, Texas 78248

March 19, 2009

NUSTAR GP HOLDINGS, LLC

PROXY STATEMENT

2009 ANNUAL MEETING OF UNITHOLDERS

April 30, 2009

GENERAL INFORMATION

Our Board is soliciting proxies to be voted at the 2009 Annual Meeting of Unitholders on April 30, 2009 (the 2009 Annual Meeting). The accompanying notice describes the time, place and purposes of the 2009 Annual Meeting. Unless otherwise indicated, the terms “NuStar,” “we,” “our” and “us” are used in this proxy statement to refer to NuStar GP Holdings, LLC, to one or more of our consolidated subsidiaries or to all of them taken as a whole. The term “Board” means our board of directors.

We are mailing the Notice of Internet Availability of Proxy Materials (Notice) to holders of our common units on or about March 19, 2009. On this date, you will have the ability to access all of our proxy materials on the website referenced in the Notice.

Holders of record of NuStar’s common units (Common Units) at the close of business on March 6, 2009 are entitled to vote on the matters presented at the 2009 Annual Meeting. On the record date, 42,503,784 Common Units were issued and outstanding and entitled to one vote per unit.

Action may be taken at the 2009 Annual Meeting on April 30, 2009 or on any date or dates to which the meeting may be adjourned. Holders of Common Units representing a majority of the voting power, present in person or represented by properly executed proxy, shall constitute a quorum.

If you attend the 2009 Annual Meeting and plan to vote in person, we will provide you with a ballot at the meeting. If your units are registered directly in your name, you are considered the unitholder of record and you have the right to vote the units in person at the meeting. If your units are held in the name of your broker or other nominee, you are considered the beneficial owner of units held in street name. As a beneficial owner, if you wish to vote at the meeting, you will need to bring to the meeting a legal proxy from the unitholder of record (e.g., your broker or other nominee) authorizing you to vote the units.

A unitholder may revoke a proxy at any time before it is voted by (a) submitting a written revocation to NuStar, (b) returning a subsequently dated proxy to NuStar or (c) voting in person at the 2009 Annual Meeting. If instructions to the contrary are not given, units will be voted as indicated on the proxy card.

Brokers holding units must vote according to specific instructions they receive from the beneficial owners. If specific instructions are not received, brokers may generally vote these units in their discretion. However, the New York Stock Exchange (NYSE) precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. This results in a “broker non-vote” on such a proposal. A broker non-vote is treated as “present” for purposes of determining the existence of a quorum, has the effect of a negative vote when a majority of the voting power of the issued and outstanding units is required for approval of a particular proposal and has no effect when a majority of the voting power of the units present in person or by proxy and entitled to vote or a plurality or majority of the votes cast is required for approval. Pursuant to NYSE rules, brokers will have discretion to vote on the items scheduled to be presented at the 2009 Annual Meeting.

NuStar pays for the cost of soliciting proxies and the 2009 Annual Meeting. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone and similar means by directors, officers or employees of NuStar, none of whom will be specially compensated for such activities. NuStar also intends to request that brokers, banks and other nominees solicit proxies from their principals and will pay such brokers, banks and other nominees certain expenses incurred by them for such activities.

INFORMATION REGARDING THE BOARD OF DIRECTORS

NuStar’s business is managed under the direction of its board of directors. Our Board conducts its business through meetings of its members and its committees. In 2008, our Board held eight meetings and the standing committees held twelve meetings in the aggregate. No member of the Board attended less than 75% of the meetings of the Board and committees of which he was a member. All Board members attended the 2008 Annual Meeting of Unitholders on April 24, 2008, and are expected to attend the 2009 Annual Meeting.

NuStar’s Second Amended and Restated Limited Liability Company Agreement requires the Board to be divided into Class I, Class II and Class III directors, with each class serving a staggered three-year term.

INDEPENDENT DIRECTORS

The Board has one member of management, Curtis V. Anastasio, President and Chief Executive Officer (CEO), and four non-management directors.

Curtis V. Anastasio became President and Chief Executive Officer of NuStar GP Holdings, LLC in March 2006, and has been a director of NuStar GP Holdings, LLC since January 2007. Mr. Anastasio has also served as the President and a director of NuStar GP, LLC since December 1999. He became its Chief Executive Officer in June 2000. As a member of management, Mr. Anastasio is not an independent director under the NYSE’s listing standards.

William E. Greehey, Chairman of the Board, retired as CEO of Valero Energy Corporation at the end of 2005. He remained Chairman of Valero Energy Corporation’s board of directors until January 2007. Valero Energy Corporation is a customer of NuStar Energy L.P., accounting for approximately 8% of total revenues for the year ended December 31, 2008. Mr. Greehey also has served as the Chairman of the NuStar GP, LLC board of directors since January 2002. Mr. Greehey currently owns approximately 16% of our outstanding units.

The Board determined that three of four of its non-management directors who served at any time during 2008 met the independence requirements of the NYSE listing standards as set forth in the NYSE Listed Company Manual. Those independent directors were: William B. Burnett, James F. Clingman, Jr. and Stan L. McLelland.

The Board’s Audit, Compensation and Nominating/Governance Committees are composed entirely of directors who meet the independence requirements of the NYSE listing standards. Each member of the Audit Committee also meets the additional independence standards for Audit Committee members set forth in the regulations of the Securities and Exchange Commission (SEC).

Independence Determinations

Under the NYSE’s listing standards, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with NuStar. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, the Board has determined that, other than being a director and/or unitholder of NuStar, each of the independent directors named above has either no relationship with NuStar, either directly or as a partner, unitholder or officer of an organization that has a relationship with NuStar, or has only immaterial relationships with NuStar, and is therefore independent under the NYSE’s listing standards.

As provided for under the NYSE listing standards, the Board has adopted categorical standards or guidelines to assist the Board in making its independence determinations with respect to each director. These standards are published in Article I of NuStar’s Corporate Governance Guidelines and are available on our website at www.nustargp.com (under the “Corporate Governance” tab in the “Investor Relations” section). Under the NYSE listing standards, immaterial relationships that fall within the guidelines are not required to be disclosed in this proxy statement.

A relationship falls within the guidelines adopted by the Board if it:

•	is not a relationship that would preclude a determination of independence under Section 303A.02(b) of the NYSE Listed Company Manual;

•

consists of charitable contributions by NuStar to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years;

•

consists of charitable contributions to any organization with which a director, or any member of a director’s immediate family, is affiliated as an officer, director or trustee pursuant to a matching gift program of NuStar and made on terms applicable to employees and directors; or is in amounts that do not exceed $250,000 per year; and

•	is not required to be, and it is not otherwise, disclosed in this proxy statement.

COMMITTEES OF THE BOARD

The Board has standing Audit, Compensation and Nominating/Governance Committees. Each committee has a written charter. These charters are published on our website at www.nustargp.com (under the “Corporate Governance” tab in the “Investor Relations” section). The committees of the Board and the number of meetings held by each committee in 2008 are described below.

AUDIT COMMITTEE

The Audit Committee reviews and reports to the Board on various auditing and accounting matters, including the quality, objectivity and performance of our internal and external accountants and auditors, the adequacy of its financial controls and the reliability of financial information reported to the public. The Audit Committee also monitors our efforts to comply with environmental laws and regulations and the Foreign Corrupt Practices Act. Members of the Audit Committee during 2008 were William B. Burnett (Chairman), James F. Clingman, Jr. and Stan L. McLelland. The Audit Committee met eight times in 2008. The “Report of the Audit Committee for Fiscal Year 2008” appears below within the disclosures related to Proposal 2.

The Board has determined that Mr. Burnett is an “audit committee financial expert” (as defined by the SEC), and that he is “independent” as independence for audit committee members is defined in the NYSE Listing Standards. For further information regarding Mr. Burnett’s relevant experience, see “Information Concerning Nominee and Other Directors” below.

COMPENSATION COMMITTEE

The Compensation Committee reviews and reports to the Board on matters related to compensation strategies, policies and programs, including certain personnel policies and policy controls, management development, management succession and benefit programs. The Compensation Committee also approves and administers our equity compensation plan. The Compensation Committee has, for administrative convenience, delegated authority to the Company’s CEO to make non-material amendments to the Company’s plans. See the “Compensation Committee Report” below.

Members of the Compensation Committee during 2008 were Stan L. McLelland (Chairman), William B. Burnett and James F. Clingman, Jr. The Compensation Committee met three times in 2008.

The “Compensation Committee Report” for fiscal year 2008 appears below within the disclosures related to Executive Compensation.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks. None of the members of the Compensation Committee listed above has ever served as an officer or employee of NuStar or had any relationship requiring disclosure by NuStar under any paragraph of Item 404 of SEC’s Regulation S-K. Except for compensation arrangements disclosed in this proxy statement, NuStar has not participated in any contracts, loans, fees, awards or financial interests, direct or indirect, with any Compensation Committee member, nor is NuStar aware of any means, directly or indirectly, by which a Compensation Committee member could receive a material benefit from NuStar.

NOMINATING/GOVERNANCE COMMITTEE

The Nominating/Governance Committee evaluates policies on the size and composition of the Board and criteria and procedures for director nominations, and considers and recommends candidates for election to the Board. The committee also evaluates, recommends and monitors corporate governance guidelines, policies and procedures, including our codes of business conduct and ethics. Members of the Nominating/Governance Committee during 2008 were James F. Clingman, Jr. (Chairman), William B. Burnett and Stan L. McLelland. The Nominating/Governance Committee met one time in 2008.

In addition to recommending James F. Clingman, Jr. as the director nominee for election as Class III director at the 2009 Annual Meeting, the committee considered and recommended the appointment of a presiding director to preside at meetings of the independent directors without management, and recommended assignments for the committees of the Board. The full Board approved the recommendations of the Nominating/Governance Committee and adopted resolutions approving the director nominee to stand for election at the 2009 Annual Meeting, the appointment of a presiding director, and assignments for the committees of the Board.

Selection of Director Nominees

The Nominating/Governance Committee solicits recommendations for potential Board candidates from a number of sources including members of the Board, NuStar’s officers, individuals personally known to the members of the Board and third-party research. In addition, the committee will consider candidates submitted by unitholders. Any submissions by a unitholder must be in writing and include the candidate’s name, qualifications for Board membership, and sufficient biographical and other relevant information such that an informed judgment as to the proposed nominee’s qualifications can be made. Submissions must be directed to NuStar’s Corporate Secretary at the address indicated on the cover page of this proxy statement. The level of consideration that the committee will give to a unitholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the nominating unitholder makes available to the committee. The committee will consider all candidates identified through the processes described above and will evaluate each of them on the same basis. In addition, in order to nominate a person for election as a director at an annual unitholders meeting, our bylaws require unitholders to follow certain procedures, including providing timely notice, as described under “Additional Information – Advance Notice Required for Unitholder Nominations and Proposals” below.

Evaluation of Director Candidates

The Nominating/Governance Committee is responsible for assessing the skills and characteristics that candidates for election to the Board should possess, as well as the composition of the Board as a whole. The assessments include qualifications under applicable independence standards and other standards applicable to the Board and its committees, as well as consideration of skills and experience in the context of the needs of the Board. Each candidate must meet certain minimum qualifications, including:

•	independence of thought and judgment;

•	the ability to dedicate sufficient time, energy and attention to the performance of his or her duties, taking into consideration the nominee’s service on other public company boards; and

•

skills and expertise complementary to the existing Board members’ skills; in this regard, the Board will consider its need for operational, managerial, financial, governmental affairs or other relevant expertise.

The Nominating/Governance Committee may also consider the ability of a prospective candidate to work with the then-existing interpersonal dynamics of the Board and the candidate’s ability to contribute to the collaborative culture among Board members.

Based on this initial evaluation, the committee will determine whether to interview the candidate, and if warranted, will recommend that one or more of its members, other members of the Board or senior management, as appropriate, interview the candidate in person or by telephone. After completing this evaluation and interview process, the committee ultimately determines its list of nominees and submits it to the full Board for consideration and approval.

PRESIDING DIRECTOR/MEETINGS OF NON-MANAGEMENT DIRECTORS

Pursuant to the recommendation of the Nominating/Governance Committee, the Board designated Stan L. McLelland to serve as the Presiding Director for meetings of the non-management Board members outside the presence of management. The non-management Board members regularly meet outside the presence of management.

UNITHOLDER COMMUNICATIONS

Unitholders and other interested parties may communicate with the Board, its non-management directors or the Presiding Director by sending a written communication in an envelope addressed to “Board of Directors,” “Non-Management Directors,” or “Presiding Director” in care of NuStar’s Corporate Secretary at the address indicated on the cover page of this proxy statement. Additional requirements for certain types of communications are stated below under the caption “Additional Information – Advance Notice Required for Unitholder Nominations and Proposals.”

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

We have adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, and controller. This code charges these senior financial officers with responsibilities regarding honest and ethical conduct, the preparation and quality of the disclosures in documents and reports we file with the SEC and compliance with applicable laws, rules and regulations.

GOVERNANCE DOCUMENTS

We posted our Corporate Governance Guidelines, Code of Business Conduct and Ethics (which applies to our employees and directors), Code of Ethics for Senior Financial Officers, the charters of the committees of the Board, and other governance documents on our website at www.nustargp.com (in the “Investor Relations” section). Our governance documents are available in print to any unitholder. Requests must be in writing and directed to NuStar’s Corporate Secretary at the address indicated on the cover page of this proxy statement.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

Our Board is divided into three classes for purposes of election. One Class III director will be elected at the 2009 Annual Meeting to serve a three-year term that will expire at the 2012 Annual Meeting. The nominee for Class III director is James F. Clingman, Jr.

The persons named in the proxy card intend to vote for the election of the nominee, unless you indicate on the proxy card that your vote should be withheld from the nominee.

The board of directors recommends that unitholders vote “FOR” the nominee.

Directors are elected by a plurality of the votes cast by the holders of the Common Units represented at the 2009 Annual Meeting and entitled to vote. The nominee for Class III director will be elected as a director if he receives a plurality of the votes cast for this proposal. Votes “withheld” from a nominee will not count against the election of the nominee.

If the nominee is unavailable as a candidate at the time of the 2009 Annual Meeting, either the number of directors constituting the full Board will be reduced to eliminate the vacancy, or the persons named as proxies will use their best judgment in voting for any available nominee. The Board has no reason to believe that the current nominee will be unable to serve.

INFORMATION CONCERNING NOMINEE AND OTHER DIRECTORS

The following table describes (i) the nominee for election as a director at the 2009 Annual Meeting, and (ii) the other members of the Board whose terms expire in 2010 and 2011. The information provided is based partly on data furnished by the directors and partly on NuStar’s records. There is no family relationship among any of the executive officers, directors or nominee for director of NuStar.

	Position(s) Held with NuStar	Executive Officer or Director Since	Age as of the Date of the 2009 Annual Meeting	Director Class (1)
Nominees

James F. Clingman, Jr.	Director	2006	71	III

Other Directors

William E. Greehey	Chairman of the Board	2006	72	I

Stan L. McLelland	Director	2006	63	I

Curtis V. Anastasio	President, CEO and Director	2006	52	II

William B. Burnett	Director	2006	59	II

Footnotes:

(1)	The terms of office of Class I directors will expire at the 2010 Annual Meeting. The terms of office of the Class II directors will expire at the 2011 Annual Meeting. If elected, the term of office of the Class III director will expire at the 2012 Annual Meeting.

Class III Nominee

Mr. Clingman became a director of NuStar GP Holdings, LLC in December 2006. From 1984 through 2003, Mr. Clingman served as the President and Chief Operating Officer of HEB Grocery Company. He also served on the board of HEB from 1984 through 2008. Since 2003, Mr. Clingman has served on the board of directors of CarMax, a publicly held NYSE-listed company. He has also served as Chairman of the Board of three privately held food manufacturing companies owned by Silver Ventures Inc. since 2005.

Other Directors

Mr. Greehey became the Chairman of the board of directors of NuStar GP Holdings, LLC in March 2006. He has also been the Chairman of the board of directors of NuStar GP, LLC since January 2002. Mr. Greehey served as Chairman of the board of directors of Valero Energy Corporation from 1979 through January 2007. Mr. Greehey was Chief Executive Officer of Valero Energy Corporation from 1979 through December 2005, and President of Valero Energy Corporation from 1998 until January 2003.

Mr. McLelland became a director of NuStar GP Holdings, LLC in July 2006. He has also served as a director of NuStar GP, LLC since October 2005. Mr. McLelland has served as a director of two privately held companies, Patton Surgical Corp. and the general partner of Yorktown Technologies, LP, since November 2003 and June 2004, respectively. Mr. McLelland was U.S. Ambassador to Jamaica from January 1997 until March 2001. Prior to being named U.S. Ambassador to Jamaica, Mr. McLelland was a senior executive with Valero Energy Corporation. He joined Valero Energy Corporation in 1981 as Senior Vice President and General Counsel, and served as Executive Vice President and General Counsel from 1990 until 1997.

Mr. Anastasio became President and Chief Executive Officer of NuStar GP Holdings, LLC in March 2006, and has been a director of NuStar GP Holdings, LLC since January 2007. Mr. Anastasio has also served as the President and a director of NuStar GP, LLC since December 1999. He became its Chief Executive Officer in June 2000.

Mr. Burnett became a director of NuStar GP Holdings, LLC in August 2006. He is also a board member of Lucifer Lighting Company, a San Antonio, Texas-based manufacturer of architectural lighting products. Mr. Burnett served as the Chief Financial Officer of Lucifer from 2004 to 2007. Mr. Burnett is a C.P.A., and in 2001, retired as a partner with Arthur Andersen LLP after 29 years of service.

For detailed information regarding the nominees’ holdings of NuStar Common Units, compensation and other arrangements, see “Information Regarding the Board of Directors,” “Beneficial Ownership of NuStar Securities,” “Executive Compensation” and “Transactions with Management and Others.”

BENEFICIAL OWNERSHIP OF NUSTAR SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding each person or entity we know to be a beneficial owner of more than 5% of our Common Units as of December 31, 2008, and is based solely upon reports filed by such persons with the SEC.

Title of Security	Name and Address of Beneficial Owner	Units Beneficially Owned	Percent of Class *
Common Units	Neuberger Berman Inc.
	605 Third Avenue
	New York, NY 10158 (1)	6,254,370	14.70%

Common Units	William E. Greehey
	2330 North Loop 1604 West
	San Antonio, TX 78248 (2)	6,878,920	16.17%

*	The reported percentages are based on 42,548,983 Common Units outstanding on December 31, 2008.
(1)	Neuberger Berman Inc. has filed a Schedule 13G with the SEC, reporting that it or certain of its affiliates beneficially owned in the aggregate 6,254,370 units.
(2)	Mr. Greehey is Chairman of our Board. On February 9, 2009, Mr. Greehey filed a Schedule 13D/A reporting his beneficial ownership of an aggregate 6,878,920 units, which includes 3,742 restricted units. Of these restricted units, 320 units vest annually in equal increments over a three-year period, which began August 22, 2007; 845 units vest annually in equal increments over a three-year period, which began November 16, 2008; and 2,577 units vest annually in equal increments over a three-year period beginning November 6, 2009. The restricted units may not be voted until they vest.

SECURITY OWNERSHIP OF OUR MANAGEMENT AND DIRECTORS

Except as otherwise indicated, the following table sets forth information as of December 31, 2008 regarding NuStar Common Units and NuStar Energy L.P. Common Units beneficially owned (or deemed to be owned) by each nominee for director, each current director, each executive officer and all current directors and executive officers of NuStar as a group. The persons listed below have furnished this information to NuStar and accordingly this information cannot be independently verified by NuStar.

Unless otherwise indicated in the notes to the table, each of the named persons and members of the group has sole voting and investment power with respect to the units shown:

Name of Beneficial Owner (a)	Units Beneficially Owned (b)(c)		Units under Exercisable Options (d)	Percentage of Outstanding Units (c)	NuStar Energy L.P. Units Beneficially Owned(e)	NuStar Energy L.P. Units under Exercisable Options(f)	Percentage of Outstanding Units (e)
William E. Greehey	6,878,920	(g)	0	16.17%	622,487	0	1.14%
Curtis V. Anastasio	58,915		0	*	52,553	55,970	*
William B. Burnett	7,807		0	*	0	0	*
James F. Clingman, Jr.	45,287		0	*	0	0	*
Stan McLelland	14,807		0	*	4,568	0	*
Steven A. Blank	40,400		0	*	26,040	27,251	*
Bradley C. Barron	6,500		0	*	7,316	3,700	*
All directors and executive officers as a group (7 persons)	7,052,636		0	16.58%	712,964	86,912	1.47%

*	Indicates that the percentage of beneficial ownership does not exceed 1% of the class.
(a)	The business address for all beneficial owners listed above is 2330 North Loop 1604 West, San Antonio, Texas 78248.
(b)	As of December 31, 2008, 42,548,983 NuStar GP Holdings units were issued and outstanding. No executive officer or director owns any class of equity securities of NuStar GP Holdings other than Common Units. The calculation for Percentage of Outstanding Units includes units listed under the captions “Units Beneficially Owned” and “Units under Exercisable Options.”
(c)	Includes restricted Common Units issued under NuStar’s long-term incentive plans. Restricted Common Units granted under NuStar’s long-term incentive plans may not be disposed of until vested.
(d)	Consisting of NuStar Common Units that may be acquired within 60 days of December 31, 2008 through exercise of options to purchase NuStar Common Units.
(e)	As of December 31, 2008, 54,460,549 NuStar Energy L.P. Common Units were issued and outstanding. No executive officer or director owns any class of equity securities of NuStar Energy L.P. other than Common Units. The calculation for Percentage of Outstanding Common Units includes Common Units listed under the captions “Units Beneficially Owned” and “Units under Exercisable Options.”
(f)	Consisting of Common Units that may be acquired within 60 days of December 31, 2008 through the exercise of Common Unit options to purchase NuStar Energy L.P. Common Units.
(g)	Mr. Greehey is Chairman of our Board. On February 9, 2009, Mr. Greehey filed a Schedule 13D/A reporting his beneficial ownership of an aggregate 6,878,920 units, which includes 3,742 restricted units. Of these restricted units, 320 units vest annually in equal increments over a three-year period, which began August 22, 2007; 845 units vest annually in equal increments over a three-year period, which began November 16, 2008; and 2,577 units vest annually in equal increments over a three-year period beginning November 6, 2009. The restricted units may not be voted until they vest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires our executive officers, directors and greater than 10% unitholders to file with the SEC certain reports of ownership and changes in ownership. Based on a review of the copies of such forms received and written representations from certain reporting persons, we believe that, during the year ended December 31, 2008, all Section 16(a) reports applicable to our executive officers, directors and greater than 10% unitholders were filed on a timely basis.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on the foregoing review and discussions and such other matters the Compensation Committee deemed relevant and appropriate, the committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Stan L. McLelland, Chairman

William B. Burnett

James F. Clingman, Jr.

COMPENSATION DISCUSSION AND ANALYSIS

Our officers are also officers of NuStar GP, LLC, our wholly owned subsidiary and the general partner of Riverwalk Logistics, L.P., the general partner of NuStar Energy L.P. Our only cash generating assets are our indirect ownership interests in NuStar Energy L.P., a publicly traded Delaware limited partnership (NYSE: NS).

We do not pay our officers. Instead, under a services agreement between NuStar Energy L.P. and NuStar GP, LLC, dated effective January 1, 2008 (the Services Agreement), we receive administrative services, which include executive management, accounting, legal, cash management, corporate finance and other administrative services, from NuStar GP, LLC for an administrative services fee (the Services Fee).

The total Services Fee for 2008 was $0.9 million.

EXECUTIVE COMPENSATION

As described above in “Compensation Discussion and Analysis,” we do not pay our officers, and we receive all administrative services from our wholly owned subsidiary, NuStar GP, LLC, under the above-referenced Services Agreement for an annual fee of, presently, $750,000 plus 1.0% of NuStar GP, LLC’s domestic bonus and unit compensation expense and subject to certain other adjustments. The total Services Fee for 2008 was $0.9 million. Please see NuStar Energy L.P.’s annual report on Form 10-K for the year ended December 31, 2008 for disclosure of the compensation of certain NuStar GP, LLC officers for their services for NuStar Energy L.P.

In addition, we have no employment, severance or other agreements with any of our officers. Pension and benefit plans are maintained by our wholly owned subsidiary, NuStar GP, LLC. However, since costs incurred by us related to our pension and other retirement benefit plan are reimbursed by NuStar Energy L.P., funding for these plans will primarily be provided by NuStar Energy L.P. As a result, we have omitted the following tables from our disclosure:

•	Pension Benefits

•	Nonqualified Deferred Compensation

•	Payments Under Change of Control Severance Agreements

In 2008, at a joint meeting of the Compensation Committee of the Board of Directors of NuStar GP, LLC and our Compensation Committee, our Compensation Committee approved a grant of restricted units to certain officers of NuStar GP, LLC, including those who are also our officers. Our Compensation Committee granted those restricted units to encourage the officers to continue to devote their best efforts to advancing the business of NuStar GP Holdings, LLC and NuStar Energy L.P.

Due to the fact that 99% of the 2008 expense for the restricted unit grants was paid by NuStar Energy L.P. (as reflected in the disclosures in NuStar Energy L.P.’s Annual Report on Form 10-K for the year ended December 31, 2008), we have omitted the following tables from our disclosure:

•	Summary Compensation Table

•	Grants of Plan-Based Awards

•	Outstanding Equity Awards

•	Option Exercises and Stock Vested

The table listed below, which appears below, provides information required by the SEC regarding the compensation we paid for the year ended December 31, 2008 to our directors. The footnotes to the table provide important information to explain the values presented in the tables, and are an important part of our disclosures relating to our director compensation for the year ended December 31, 2008.

•	Director Compensation

COMPENSATION OF DIRECTORS

The following table provides a summary of compensation paid to members of our board of directors during the year ended December 31, 2008.

DIRECTOR COMPENSATION

FOR THE YEAR ENDED DECEMBER 31, 2008

Name	Fees Earned or Paid in Cash ($)(1)	Unit Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($)	Total ($)
William E. Greehey	72,000	99,320	—	0	—	0	171,320
Curtis V. Anastasio	(2)	(2)	(2)	(2)	(2)	(2)	(2)
William B. Burnett	68,250	99,320	—	0	—	0	167,570
James F. Clingman, Jr.	68,250	93,845	—	0	—	0	162,095
Stan L. McLelland	63,500	99,320	—	0	—	0	162,820

Footnotes appear on the following page.

Footnotes to “Director Compensation” table:

(1)	In addition to the fees paid according to the non-employee director compensation described below, the amounts disclosed in this column include reimbursement for expenses for transportation to and from Board meetings and lodging while attending meetings.
(2)	Mr. Anastasio is not compensated for his service as a director of NuStar.
(3)	Represents dollar amounts recognized by NuStar for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with SFAS 123R, which requires companies to expense the costs of equity awards over the period in which an employee is required to provide service in exchange for the awards.

No unit options have been granted to NuStar’s non-employee directors.

As of December 31, 2008, each director holds the following aggregate number of restricted unit and option awards:

Name	Aggregate # of Restricted Units	Aggregate # of Unit Options
William E. Greehey	3,742	—
Curtis V. Anastasio	8,700	56,300
William B. Burnett	3,742	—
James F. Clingman, Jr.	3,561	—
Stan L. McLelland	3,742	—

(4)	Our non-employee directors do not participate in these plans. Pension and benefit plans are maintained by our wholly owned subsidiary, NuStar GP, LLC. In addition, since costs incurred by us related to our pension and other retirement benefit plan are reimbursed by NuStar Energy L.P., funding for these plans will primarily be provided by NuStar Energy L.P.

During 2008, non-employee directors received a retainer fee of $45,000 per year, plus $1,250 for each Board and committee meeting attended in person and $500 for each Board and committee meeting attended telephonically. Directors who serve as chairperson of the Audit Committee receive an additional $10,000 annually, and directors who serve as chairperson of either the Compensation or the Nominating/Governance Committee receive an additional $5,000 annually. Each director is also reimbursed for expenses of meeting attendance. Directors who are employees of NuStar GP, LLC receive no compensation (other than reimbursement of expenses) for serving as directors. The Chairman of the Board receives an additional retainer fee of $30,000 per year. The Chairman of the Board receives no fees for attending committee meetings.

NuStar supplements the compensation paid to non-employee directors with an annual grant of restricted units valued at $50,000 that vests in equal annual installments over a three-year period. We believe this annual grant of restricted units increases the non-employee directors’ identification with the interests of NuStar’s unitholders through ownership of NuStar’s units. Upon a non-employee director’s initial election to the Board, the director will receive a grant of restricted units equal to the pro-rated amount of the annual grant of restricted units from the time of his election through the next annual grant of restricted units.

In the event of a “Change of Control” as defined in the 2006 Long-Term Incentive Plan, all unvested restricted units and unit options previously granted immediately become vested or exercisable. Each plan also contains anti-dilution provisions providing for an adjustment in the number of restricted units or unit options, respectively, which have been granted to prevent dilution of benefits in the event there is a change in our capital structure that affects our Common Units.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information for NuStar’s equity compensation plan as of December 31, 2008.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Approved by unitholders:	373,083	$30.14	1,627,029
Not approved by unitholders:	0	n/a	0

For additional information on this plan, see Note 11 of the Notes to the Consolidated Financial Statements of NuStar for the fiscal year ended December 31, 2008, which is included in NuStar’s annual report on Form 10-K filed with the SEC on February 27, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

In January 2007, our Board adopted a written related person transaction policy that codifies our prior practice. The policy requires that any transaction between NuStar and: (i) any vice president, Section 16 officer or director, (ii) any 5% or greater unitholder of NuStar Energy L.P. or NuStar GP Holdings, LLC, (iii) any immediate family member of any officer or director or (iv) any entity controlled by any of (i), (ii) or (iii) (or in which any of (i), (ii) or (iii) owns more than 5%) must be approved by the disinterested members of the Board. In addition, the policy requires that the officers and directors have an affirmative obligation to inform our Corporate Secretary of his or her immediate family members, as well as any entities he or she controls or owns more than 5%.

Relationship with NuStar Energy L.P.

Due to our ownership of NuStar GP, LLC and Riverwalk Holdings, LLC, as of December 31, 2008, we indirectly owned:

•	the 2% general partner interest in NuStar Energy L.P., through our indirect 100% ownership interest in Riverwalk Logistics, L.P.;

•

100% of NuStar Energy L.P.’s incentive distribution rights, which entitle us to receive increasing percentages of the cash distributed by NuStar Energy L.P., currently at the maximum percentage of 23%; and

•	10,250,054 common units of NuStar Energy L.P. representing an 18.5% limited partner interest.

Our officers are also officers of NuStar GP, LLC. Our Chairman, William E. Greehey, is also the Chairman of the board of directors of NuStar GP, LLC. Our Board appoints NuStar GP, LLC’s directors and is responsible for overseeing our role as the owner of the general partner of NuStar Energy L.P.

Stan L. McLelland has been a member of the Board since July 2006. Mr. McLelland has also been a member of the NuStar GP, LLC board of directors since October 2005. Mr. McLelland stepped down from the Audit and Compensation Committees of NuStar GP, LLC when he joined our Board.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on the Proxy Card)

On February 26, 2009, the Audit Committee of the board of directors recommended that NuStar’s Board engage KPMG LLP (KPMG) to serve as NuStar’s independent registered public accounting firm for the fiscal year ending December 31, 2009. KPMG also served as NuStar’s independent registered public accounting firm for the fiscal year ended December 31, 2008, and since NuStar became a publicly traded company in July 2006.

The Board requests unitholder approval of the following resolution adopted by the board of directors on February 26, 2009:

RESOLVED, that the appointment of the firm of KPMG as the independent registered public accounting firm for NuStar GP Holdings, LLC for the purpose of conducting an audit of the consolidated financial statements and internal control over financial reporting of NuStar GP Holdings, LLC and its subsidiaries for the fiscal year ending December 31, 2009 is hereby approved and ratified.

The Board recommends that the unitholders vote “FOR” the proposal to ratify the appointment of KPMG as NuStar GP Holdings, LLC’s independent registered public accounting firm for 2009.

The Audit Committee is responsible for recommending, for unitholder approval, our independent registered public accounting firm. The affirmative vote of a majority of the units present in person or by proxy and entitled to vote is required for adoption of this proposal. Should unitholders fail to approve the appointment of KPMG, the Audit Committee would undertake the task of reviewing the appointment. Nevertheless, given the difficulty and expense of changing independent accountants mid-way through the year, there is no assurance that a firm other than KPMG could be secured to deliver any or all of NuStar’s independent auditing services required in 2009. The Audit Committee, however, would take the lack of unitholder approval into account when recommending an independent registered public accounting firm for 2010.

Representatives of KPMG are expected to be present at the 2009 Annual Meeting to respond to appropriate questions raised at the 2009 Annual Meeting or submitted to them in writing prior to the 2009 Annual Meeting. The representatives may also make a statement if they desire to do so.

KPMG FEES FOR FISCAL YEAR 2008

Audit Fees. The aggregate fees for the fiscal year 2008 for professional services rendered by KPMG for the audit of the annual financial statements for the year ended December 31, 2008 included in NuStar’s Form 10-K, review of NuStar’s interim financial statements included in NuStar’s 2008 Forms 10-Q, the audit of the effectiveness of NuStar’s internal control over financial reporting as of December 31, 2008 and related services that are normally provided by the principal auditor (e.g., comfort letters and assistance with and review of documents filed with the SEC) were $101,510.

Audit-Related Fees. The aggregate fees for the fiscal year 2008 for assurance and related services rendered by KPMG that are reasonably related to the performance of the audit or review of NuStar’s financial statements and not reported under the preceding caption were $0.

Tax Fees. The aggregate fees for the fiscal year 2008 for professional services rendered by KPMG for tax compliance, tax advice and tax planning were $0.

All Other Fees. The aggregate fees for the fiscal year 2008 for services provided by KPMG, other than the services reported under the preceding captions, were $0.

KPMG FEES FOR FISCAL YEAR 2007

Audit Fees. The aggregate fees for the fiscal year 2007 for professional services rendered by KPMG for the audit of the annual financial statements for the year ended December 31, 2007 included in NuStar’s Form 10-K, review of NuStar’s interim financial statements included in NuStar’s 2007 Forms 10-Q, the audit of the effectiveness of NuStar’s internal control over financial reporting as of December 31, 2007 and related services that are normally provided by the principal auditor (e.g., comfort letters and assistance with and review of documents filed with the SEC) were $98,000.

Audit-Related Fees. The aggregate fees for the fiscal year 2007 for assurance and related services rendered by KPMG that are reasonably related to the performance of the audit or review of NuStar’s financial statements and not reported under the preceding caption were $0.

Tax Fees. The aggregate fees for the fiscal year 2007 for professional services rendered by KPMG for tax compliance, tax advice and tax planning were $0.

All Other Fees. The aggregate fees for the fiscal year 2007 for services provided by KPMG, other than the services reported under the preceding captions, were $0.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee has adopted a pre-approval policy to address the approval of services rendered to NuStar by its independent auditors. The text of that policy appears in Exhibit 99.01 to NuStar’s report on Form 10-K for the fiscal year ended December 31, 2008.

None of the services (described above) for 2008 provided by KPMG were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

REPORT OF THE AUDIT COMMITTEE FOR FISCAL YEAR 2008 *

Management is responsible for NuStar’s internal controls and the financial reporting process. KPMG, NuStar’s independent registered public accounting firm for the fiscal year ended December 31, 2008, is responsible for performing an independent audit of NuStar’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and generally accepted auditing standards, and an audit of NuStar’s internal control over financial reporting in accordance with the standards of the PCAOB, and to issue their reports thereon. The Audit Committee monitors and oversees these processes and approves the selection and appointment of NuStar’s independent registered public accounting firm and recommends the ratification of such selection and appointment to the board of directors.

The Audit Committee has reviewed and discussed NuStar’s audited financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communications with Those Charged with Governance.” The Audit Committee has received written confirmation from KPMG of its independence, and has discussed with KPMG that firm’s independence.

Based on the foregoing review and discussions and such other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board that the audited financial statements of NuStar be included in NuStar’s Annual Report on Form 10-K for the year ended December 31, 2008.

Members of the Audit Committee:*

William B. Burnett (Chairman)

James F. Clingman, Jr.

Stan L. McLelland

OTHER BUSINESS

If any matters not referred to in this proxy statement properly come before the 2009 Annual Meeting or any adjournments or postponements thereof, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies to vote the units represented by proxy in accordance with their best judgments. The Board is not currently aware of any other matters that may be presented for action at the 2009 Annual Meeting.

ADDITIONAL INFORMATION—ADVANCE NOTICE REQUIRED FOR UNITHOLDER NOMINATIONS AND PROPOSALS

Under our limited liability company agreement, unitholders intending to bring any business before an annual meeting of unitholders, including nominations of persons for election as directors, must give prior written notice to the Corporate Secretary regarding the business to be presented or persons to be nominated. The notice must be received at the principal executive office of NuStar at the address shown on the cover page within the specified period and must be accompanied by the information and documents specified in the limited liability company agreement. A copy of the limited liability company agreement may be obtained by writing to the Corporate Secretary of NuStar at the address shown on the cover page.

Recommendations by unitholders for directors to be nominated at the 2010 Annual Meeting of unitholders must be in writing and include sufficient biographical and other relevant information such that an informed judgment as to the proposed nominee’s qualifications can be made. Recommendations must be accompanied by a notarized statement executed by the proposed nominee consenting to be named in the proxy statement, if nominated, and to serve as a director, if elected. Notice and the accompanying information must be received at the principal executive office of NuStar at the address shown on the cover page not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting.

The limited liability company agreement does not affect any unitholder’s right to request inclusion of proposals in NuStar’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Rule 14a-8 specifies what constitutes timely submission for a unitholder proposal to be included in NuStar’s proxy statement. If a unitholder wishes to bring business before the meeting that is not the subject of a proposal timely submitted for inclusion in the proxy statement, the unitholder must follow procedures outlined in our limited liability company agreement. A copy of these procedures is available upon request from NuStar’s Corporate Secretary at the address shown on the cover page. One of the procedural requirements in our limited liability company agreement is timely notice in writing of the business the unitholder proposes to bring before the meeting. Notice must be received at our principal executive offices at the address shown on the cover page not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. These limited liability company agreement procedures govern proper submission of business to be put before a unitholder vote, but do not preclude discussion by any unitholder of any business properly brought before the annual meeting. Under the SEC’s proxy solicitation rules, to be considered for inclusion in the proxy materials for the 2010 Annual Meeting of unitholders, unitholder proposals must be received by NuStar’s Corporate Secretary at our principal offices in San Antonio, Texas by November 20, 2009. Unitholders are urged to review all applicable rules and consult legal counsel before submitting a nomination or proposal to NuStar.

MISCELLANEOUS

Financial Statements/Annual Report

Consolidated financial statements and related information for NuStar, including audited financial statements for the fiscal year ended December 31, 2008, are contained in NuStar’s Annual Report on Form 10-K. We have filed our Annual Report on Form 10-K with the SEC, and you may review this report on the internet as indicated in the Notice as well as through our website at www.nustargp.com (under the “Investor Relations” tab in the “Financial Reports SEC Filings” section).

NuStar’s Annual Report to Unitholders for the fiscal year ended December 31, 2008 is being separately mailed to unitholders. The Annual Report is not, and should not be treated as, a part of the proxy materials.

Householding

The SEC’s rules allow companies to send a single copy of annual reports, proxy statements, prospectuses and other disclosure documents to two or more unitholders sharing the same address, subject to certain conditions. These “householding” rules are intended to provide greater convenience for unitholders, and cost savings for companies, by reducing the number of duplicate documents that unitholders receive. If your units are held by an intermediary broker, dealer or bank in “street name,” your consent to householding may be sought, or may already have been sought, by or on behalf of the intermediary. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your units are held in a brokerage account or NuStar if you hold registered units. You can notify NuStar by sending a written request to NuStar’s Corporate Secretary at the address indicated on the cover page of this proxy statement, or calling the Corporate Secretary at (210) 918-2000.

Transfer Agent

Computershare Investor Services, Chicago, Illinois, serves as our transfer agent, registrar and distribution paying agent with respect to our Common Units. Correspondence relating to any unit accounts, distributions or transfers of unit certificates should be addressed to:

Computershare Investor Services, LLC

250 Royall Street, Mail Stop 1A

Canton, MA 02021

United States of America

(877) 239-9457

By order of the board of directors,

Amy L. Perry
Assistant General Counsel and
Corporate Secretary

NuStar GP Holdings, LLC

2330 North Loop 1604 West

San Antonio, Texas 78248

March 19, 2009

NUSTAR GP HOLDINGS, LLC 2330 NORTH LOOP 1604 WEST SAN ANTONIO, TX 78248

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 29, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 29, 2009. Have your proxy card in hand when you call and then follow the instructions. There is no charge to you for the call.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

NSTAR1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NUSTAR GP HOLDINGS, LLC
Vote on Director
The Board of Directors recommends that you vote
FOR the nominee listed.
			For	Against
1.	Election of Class III director
Nominee:
	James F. Clingman, Jr.		☐	☐
To withhold authority to vote for the nominee named above, mark the box labeled “Against.”
Vote on Proposal
The Board of Directors recommends that you vote FOR the Proposal.							For	Against	Abstain
2.	Ratify the appointment of KPMG LLP as NuStar GP Holdings, LLC’s independent registered accounting firm for 2009.
							☐	☐	☐

I (we) hereby revoke all proxies previously given to vote at the meeting or any adjournments thereof and acknowledge receipt of the Notice of Annual Meeting and Proxy Statement. All joint holders must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate full title or capacity in which you are signing.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

NSTAR2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2009 ANNUAL MEETING OF UNITHOLDERS

Thursday, April 30, 2009

By signing on the reverse side, I (we) hereby appoint each of Curtis V. Anastasio and Bradley C. Barron (the “Proxies”) as proxy holders, with full power of substitution, to represent and to vote all units of NuStar GP Holdings, LLC that the undersigned could vote at the Company’s Annual Meeting of Unitholders to be held at the Westin La Cantera Resort, 16641 La Cantera Parkway, San Antonio TX 78256, on Thursday, April 30, 2009 at 1:00 p.m., including any adjournment thereof, in the manner stated herein as to the matters set forth in the Notice of Annual Meeting and Proxy Statement, and in their discretion on any other matter that may properly come before the meeting. Units represented by this proxy will be voted as directed by the unitholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominee listed on the reverse side for the Board of Directors and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Your telephone or internet vote authorizes the Proxies to vote in the same manner as if you mark, sign and return this proxy card.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.